Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Forms S-3 of our report dated June 30, 2026 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Valor Energy Inc., formerly known as Senmiao Technology Limited for the year ended March 31, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Guangzhou, China

September 24, 2026